Exhibit 4


NUMBER                                                                    SHARES


                     FIRST LITHCHFIELD FINANCIAL CORPORATION


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THIS IS TO CERTIFY                                             CUSIP 320724 10 7


                                    SPECIMEN

IS THE OWNER OF
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             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                           PAR VALUE $.01 PER SHARE OF

(hereinafter called the "Corporation"), transferable on the books of the Corporation by the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

    Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

                              CERTIFICATE OF STOCK
         Dated:

                                      (Seal)
                      First Litchfield Financial Corporation    Jerome J. Whalen
                                     Delaware                     PRESIDENT AND
                                                                 CHIEF EXECUTIVE


COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
                            TRANSFER AGENT
                             AND REGISTRAR
         BY:


                           AUTHORIZED SIGNATURE